                          CERTIFICATE OF INCORPORATION
                                       OF
                             PEOPLES BANKCORP, INC.
              (UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW)


     FIRST: The name of the Corporation is PEOPLES BANKCORP, INC. (hereinafter called the "Corporation").

     SECOND: This Corporation is formed to act as a savings and loan holding company and to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of the State of New York (the "Business Corporation Law") or any other statute of the State of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The county within this state in which the office of the corporation is to be located is St. Lawrence County.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation has authority to issue is 3,500,000 shares, of which 3,000,000 are to be shares of common stock, $.01 par value per share (the "Common Stock"), and 500,000 are to be shares of serial preferred stock, $.01 par value per share (the "Preferred Stock"). The shares of capital stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the shareholders, except as otherwise provided in this Article Fourth, the Business Corporation Law or, if applicable, the rules of a national securities exchange on which the Corporation's capital stock is listed. The consideration for the issuance of the shares of capital stock shall be paid to or received by the Corporation in the form and manner permitted by the Business Corporation Law and shall not be less than the par value per share of such shares.

     Notwithstanding any other provision of this Certificate of Incorporation, no holder of any shares of the Corporation's capital stock shall have or be entitled to any preemptive, preferential or other right, under Section 622 of the Business Corporation Law or otherwise, to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation's capital stock or any series thereof, whether now or hereafter authorized, or other obligations or securities of the Corporation convertible into or exchangeable for such shares, or carrying rights or options to purchase shares of any class of the Corporation's capital stock or any series thereof, including without limitation warrants, subscription rights or options to subscribe for, purchase or otherwise acquire such shares or securities, or any other instruments evidencing such rights or options.

     Subject to the provisions of the Business Corporation Law, the Corporation is authorized to make pro rata distributions of its authorized but unissued shares of capital stock to holders of shares of the same or any other class of the Corporation's capital stock or series thereof.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

          A.  COMMON STOCK.  Subject to all of the powers, rights and
              ------------
     preferences of the holders of Preferred Stock provided by resolution or resolutions of the Board of Directors pursuant to this Article Fourth or by the Business Corporation Law, holders of shares of Common Stock shall exclusively possess all voting power and shall be entitled to one vote for each share held by such holders with respect to all matters voted on by the shareholders of the Corporation.

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of capital stock having preference over the Common Stock as to the payment of dividends or other distributions the full amount of dividends or such other distributions, and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to holders of the Common Stock, then dividends or such other distributions, as the case may be, may be paid on the Common Stock, and on any class or series of capital stock entitled to participate therewith as to dividends or such other dividends, as the case may be, to the holders thereof out of any assets legally available for the payment of dividends or such other distributions, but only when and as declared by the Board of Directors of the Corporation.

               In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (none of which for purposes of any provision of this Certificate of Incorporation shall be deemed to include a consolidation or merger of the Corporation, or the sale of all or substantially all of the Corporation's assets), after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of capital stock having preference over the Common Stock as to distribution of assets of the Corporation in any such event the full preferential amounts to which the holders of such shares are respectively entitled, the holders of the Common Stock and of any class or series of capital stock entitled to participate therewith, in whole or in part, as to distribution of the Corporation's assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, ratably in proportion to the number of shares of Common Stock held by them.

               Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock.

          B.  PREFERRED STOCK.  Subject to limitations prescribed by the
              ---------------
     Business Corporation Law and the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to provide from time to time by resolution or resolutions for the issuance of one or more series of Preferred Stock, and, by filing a certificate pursuant to the Business Corporation Law, to establish from time to time the number of shares of Preferred Stock to be included in each such series, and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

                   (1) the distinctive serial designation and the number of shares constituting such series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular series) increase (but not above the total number of authorized shares of the series) or decrease (but not below the number of shares of such series then outstanding);

                   (2) the dividend rates or the amount of dividends to be paid on the shares of such series, the record and payment date or dates for dividends, whether dividends shall be cumulative and, if so, from which date or dates, and the participating or other special rights, if any, including any relative rights of priority of payment, with respect to dividends to be paid on shares of such series;

                   (3) whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

                   (4) whether the shares of such series shall be redeemable and, if so, the times, prices and other terms and conditions upon which such shares may be redeemed, including, but not limited to, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

                   (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment upon shares of such series;

                   (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the terms and conditions of such fund, including, but not limited to, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

                   (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of the Corporation's capital stock or any series thereof and, if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                   (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

                   (9) whether the shares of such series which are redeemed, converted or exchanged shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock; and

                   (10) any other relative rights, preferences and limitations of the shares of such series.

                   Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the same series of Preferred Stock. Except as required by the Business Corporation Law, the Board of Directors of the Corporation is authorized to amend this Certificate of Incorporation to provide for one or more series of Preferred Stock without obtaining the approval of the holders of any class of capital stock of the Corporation.

     FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is:

                               Peoples Bankcorp, Inc.
                               825 State Street
                               Ogdensburg, New York 13669
                               Attention:  Secretary.

     SIXTH:  The duration of the Corporation is to be perpetual.

     SEVENTH: Cumulative voting rights shall not exist with respect to the election of directors.

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     EIGHTH:  In connection with taking any action, including, without limitation, action which may involve or relate to any business combination or transaction, including, without limitation, any merger, consolidation or sale of the Corporation's assets, or a proposal by another Person or Persons to make a business combination or transaction or a tender or other exchange offer (whether in cash or securities, or both) or any other proposal relating to a change or potential change in the control of the Corporation, and the exercise of its or their judgment in determining what is in the best interest of the Corporation and its shareholders, the Board of Directors, any Committee of the Board of Directors or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the Corporation and its shareholders, consider all of the following factors and any other factors which it deems relevant: (i) the social, legal, economic and other effects of the action or matter being or to be considered on the Corporation and its subsidiaries, its and their employees, depositors, customers and creditors and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or transaction or a proposal by another Person or Persons to make a business combination or transaction or a tender or other exchange offer or any other proposal relating to a change or potential change in control of the Corporation, (v) the business, reputation and financial condition and earnings prospects of the acquiring Person or Persons and the possible effects of such factors on the Corporation and its subsidiaries, its and their employees, depositors, customers and creditors, the future value of the Corporation's capital stock, and the communities in which the Corporation and its subsidiaries operate or are located; (w) the reputation, business practices, competence, experience and integrity of the acquiring Person or Persons and its or their management and affiliates; (x) the prospects for successful conclusion of the business combination, transaction, offer or proposal; (y) whether the price or value of the securities being offered in the business combination, transaction or offer is acceptable based on the historical and present operating results and financial condition of the Corporation and whether a more favorable price could be obtained for the Corporation's securities or assets, whichever the case may be, in the future; and (z) any antitrust or other legal or regulatory issues that are raised by the business combination, transaction, offer or proposal. As used in this Article Eighth, the term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; when two or more Persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "Person" for purposes of this Article Eighth.

     If the Board of Directors determines that a business combination, transaction, offer or proposal should not be recommended to the shareholders, it may take any lawful action to accomplish its purpose of opposing or not recommending such business combination, transaction, offer or proposal, including, without limitation, any or all of the following: advising shareholders not to accept the business combination, transaction, offer or proposal; soliciting proxies against the business combination, transaction, offer or proposal; initiating or filing, in good faith, litigation or complaints with governmental or regulatory authorities against the business combination, transaction, offer or proposal; issuing the authorized but unissued securities or treasury stock of the Corporation or granting options (either statutory or nonstatutory, or both) with respect thereto in accordance with applicable law; acquiring another entity or entities to create an antitrust or other regulatory problem for the business combination, transaction, offer or proposal; and obtaining a more favorable offer or proposal.

     The provisions of this Article Eighth shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered. In addition, the provisions of this Articles Eighth shall be supplemental to and in no way limiting of the powers and authority granted to the directors by applicable law.

     NINTH: The Board of Directors of the Corporation shall be divided into three classes. The respective terms of office of the members of each such class shall end in successive years. The number of directors in each class shall be as specified in, or as determined pursuant to, the Bylaws and shall be nearly as equal as possible. Except as provided in Article Ninth of this Certificate of Incorporation, the directors in each class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors shall have been elected and qualified. At each annual meeting of shareholders the directors of only one class shall be elected, except directors who may be elected to fill vacancies. If the number of directors comprising the Board of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     TENTH: Any vacancies in the Board of Directors for any reason, including, but not limited to, any vacancy resulting by reason of the removal of a director with cause or, if permitted by this Certificate of Incorporation, without cause, and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified, notwithstanding that the term of office of other directors in the class of which he or she is a member does not expire at the time of such meeting. The successor to any director elected by the Board to fill a vacancy shall be elected by the shareholders to a term of office which shall expire at the same time as the term of office of the other directors in the class to which he or she is elected and until his or her successor is elected and qualified. Notwithstanding any other provision of this Certificate of Incorporation, if the holders of any class or classes of shares of the Corporation's capital stock, other than the Common Stock, or any series thereof shall be entitled to elect one or more directors pursuant to this Certificate of Incorporation, any vacancy in the directors elected by such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or, if no such director is then in office, by the Board of Directors as otherwise provided in this Article Tenth.

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     ELEVENTH:

          A.  RIGHT TO INDEMNIFICATION.  Each person who was or is made a party
              ------------------------
     or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

              (1) that he or she is or was a director or officer of the Corporation, or

              (2) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (i) or in case (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment does not prohibit the Corporation from providing broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article Eleventh are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article Eleventh: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

          B.  RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING
              ------------------------------------------------------
     INDEMNIFICATION.  The rights to indemnification and to the advancement of
     ---------------
     expenses conferred in this Article Eleventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement (including any agreement between such person and any of the Corporation's affiliates, predecessor or subsidiary corporations or any constituent corporation absorbed by the Corporation in a consolidation or merger), vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article Eleventh.

          C.  AGENTS AND EMPLOYEES.  The Corporation may, to the extent
              --------------------
     authorized from time to time by the Board of Directors and to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person, other than a director or officer of the Corporation, serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article Eleventh in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. Nothing in this Article Eleventh C. shall limit the indemnification provided in Article Eleventh A. hereof to any officer or director of the Corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of any subsidiary of the Corporation or any other enterprise.

     TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exculpation is prohibited by the Business Corporation Law. No amendment to or repeal of this Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     THIRTEENTH: Any director may be removed from office at any time for cause by (i) the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors or
(ii) the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors, other than the director to be removed. Notwithstanding the immediately preceding sentence, when the holders of any series of Preferred Stock are entitled to elect one or more directors pursuant to a resolution or resolutions providing for any series of Preferred Stock under Article

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Fourth hereof, any director so elected by the holders of such series may be removed only by the applicable vote of the holders of the shares of such series as set forth in such resolution or resolutions. Directors shall not be removed without cause. Cause is defined as any one or more of the following: the commission of any violation of law, rule or regulation or of a cease and desist order which has become final; engaging or participating in any unsafe or unsound practice in connection with the Corporation or any of its subsidiaries regardless of whether actual harm or damages result to the Corporation; the commission or omission of or engaging in any act, or practice which constitutes a material breach of a director's fiduciary duty as director, involves personal dishonesty on the part of the director or demonstrates a willful or continuing disregard for the best interests of the Corporation; the adjudication that a director is of an unsound mind; the adjudication that a director is bankrupt; the intentional destruction of the Corporation's property; the breach or violation of any agreements with the Corporation or any of its subsidiaries signed by the director, including, but not limited to, confidentiality and nondisclosure agreements; or engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring into disrepute the Corporation, its business or its employees. The phrase "the entire Board of Directors" or "the entire Board," as used in this Certificate of Incorporation shall refer to the total number of directors which the Corporation would have if there were no vacancies.

     FOURTEENTH: The Corporation may lend money to or guarantee the obligation of any director of the Corporation if the particular loan or guarantee is approved by the shareholders of the Corporation pursuant to the provisions of the Business Corporation Law or if the Board of Directors determines that the particular loan or guarantee benefits the Corporation and either approves the particular loan or guarantee or a general plan authorizing such loans and guarantees.

     FIFTEENTH: Subject to applicable law and except as otherwise expressly required by this Certificate of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation must be effected or taken at a duly called annual or special meeting of such shareholders and may not be effected or taken by any consent in writing by any such shareholders.

     SIXTEENTH: The shareholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this Article Sixteenth, in addition to any other requirements under applicable law.

          A. (1) Except as otherwise expressly provided in this Article Sixteenth, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) and (ii) a majority of the outstanding shares entitled to vote thereon not including shares deemed beneficially owned by an Interested Shareholder (as hereinafter defined) shall be required in order to authorize any of the following:

               (a) any merger, share exchange or consolidation of the Corporation or any subsidiary thereof with or into an Interested Shareholder;

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

               (b) any sale, lease, exchange, transfer or other disposition of (including, without limitation, the granting of any mortgage, pledge or other security interest in) all or any Substantial Part (as hereinafter defined) of the assets (in one transaction or in a series of transactions) of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary thereof to an Interested Shareholder or proposed by or on behalf of an Interested Shareholder;

               (c) any sale, lease, exchange, transfer or other disposition of including, without limitation, any granting of a mortgage, pledge or any other security interest in, all or any Substantial Part of the assets (in one transaction or in a series of transactions) of an Interested Shareholder to the Corporation or a subsidiary thereof;

               (d) the issuance or transfer (in one transaction or in a series of transactions) by the Corporation or any subsidiary thereof of any securities of the Corporation or of a subsidiary thereof to an Interested Shareholder other than pursuant to a dividend or distribution made pro rata to all shareholders of the Corporation;

               (e) the acquisition by the Corporation or a subsidiary thereof of any securities of an Interested Shareholder or of any securities convertible into securities of an Interested Shareholder;

               (f) any transaction proposed by or on behalf of an Interested Shareholder or pursuant to any agreement, arrangement or understanding with an Interested Shareholder which has the effect, directly or indirectly, of increasing the Interested Shareholder's proportionate ownership of voting securities of the Corporation or of a subsidiary thereof (or of securities that are convertible to, exchangeable for or carry the right to acquire such voting securities);

               (g) the adoption of any plan or proposal of liquidation or dissolution of the Corporation, any reincorporation of the Corporation in another state or jurisdiction, any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation proposed by or on behalf of an Interested Shareholder.

               (h) any loans, advances, guarantees, pledges, financial assistance, security arrangements, restrictive covenants or any tax credits or other tax advantages provided by, through or to the Corporation or any subsidiary thereof as a result of which an Interested Shareholder receives a benefit, directly or indirectly, other than proportionately as a shareholder; and

               (i) any agreement, contract or other arrangement providing for any of the transactions described in this Section (A).

          (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any provision of law, or any agreement with any national securities exchange or automated quotation system which might otherwise permit a lesser vote or no vote.

          (3) The term "Business Combination" as used in this Article Sixteenth shall mean any transaction which is referred to in any one or more of Subsections (1)(a) through (1)(i) of this Section A.

          B. The provisions of Section A of this Article Sixteenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate of Incorporation, any provisions of law or any agreement with any federal regulatory agency, national securities exchange or automated quotation system, if either the Business Combination or the transaction in which the Interested Shareholder became an Interested Shareholder shall have been approved in advance by at least two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

          C. For the purpose of this Article Sixteenth the following definitions apply:

               (1) The term "Interested Shareholder" shall mean: (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of
          1934) in the aggregate 10% or more of the outstanding shares of the Common Stock of the Corporation; (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity; or (c) any corporation which would be an "affiliate" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity following a Business Combination. Without limitation, any shares of the common stock of the Corporation which any Interested Shareholder has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options or otherwise shall be deemed "beneficially owned" by such Interested Shareholder.

               (2) The term "Substantial Part" shall mean more than 10 percent of the total assets of the Corporation or the Related Person, as the case may be, as of the end of its most recent fiscal year ending prior to the time the determination is made.

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

               (3) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with an Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors.

               (4) The term "Continuing Director Quorum" shall mean at least two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

     SEVENTEENTH:

          A. For a period of five years from the effective date of the completion of the conversion of Ogdensburg Federal Savings and Loan Association from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as such term is defined in Article Sixteenth hereof. In addition, for a period of five years from the completion of the conversion of Ogdensburg Federal Savings and Loan Association from mutual to stock form, and notwithstanding any provision to the contrary in this Certificate of Incorporation or the bylaws of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this Article Sixteenth, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

          B. If, at any time after five years from the effective date of the completion of the conversion of Ogdensburg Federal Savings and Loan Association from mutual to stock form, any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article Sixteenth of this Certificate of Incorporation, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this Section (A) on any matter requiring their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this Section (A), such record holders in the aggregate shall be entitled to cast only one-hundredth (1/100th) of a vote, and the aggregate voting power of such record holders, so limited for all shares

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

     of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the Corporation owned of record by such record holder (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Section (B) by virtue of such shares being so beneficially owned by any of such acquiring persons.

          C.  DEFINITIONS.  The term "person" means an individual, a group
              -----------
     acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request for invitation for tenders of, a security or interest in a security for value. The term "acting in concert" includes: (1) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement; and
     (2) a combination or pooling of voting or other interests in the Corporation's outstanding shares for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          D.  EXCLUSION FOR UNDERWRITERS, EMPLOYEE BENEFIT PLANS AND CERTAIN
              --------------------------------------------------------------
     PROXIES.  The restrictions contained in this Article Seventeenth shall not
     -------
     apply to: (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation; (2) any proxy granted to one or more Continuing Directors, as defined in Article Sixteenth of this Certificate of Incorporation, by a shareholder of the Corporation; or (3) any employee benefit plans of the Corporation or a subsidiary thereof. In addition, the Continuing Directors, as defined in Article Sixteenth of this Certificate of Incorporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors, as defined in Article Sixteenth of this Certificate of Incorporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries, or group of any of them, shall be exempt from the provisions of this Article Sixteenth should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.

          D.  DETERMINATIONS.  A majority of the Continuing Directors, as
              --------------
     defined in Article Sixteenth of this Certificate of Incorporation, shall have the power to construe and apply the provisions of this Article Seventeenth and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (1) the number of shares beneficially owned by any person;
     (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (3) the application of any other definition or operative provision of this Article Seventeenth to the given facts; or (4) any other matter relating to the applicability or effect of this Article Seventeenth. Any constructions, applications or determinations made by the Continuing Directors, as defined in Article Sixteenth of this Certificate of Incorporation, pursuant to this Article Seventeenth in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

     EIGHTEENTH:

          A. The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and all rights conferred upon shareholders are granted subject to this reservation. Except as may be required by applicable law or any other provision of this Certificate of Incorporation, any such amendment, alteration, change or repeal of any provision of this Certificate of Incorporation shall require the affirmative vote of both (a) a majority of the Board of Directors and (b) a majority of the combined voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

          B. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of a majority of the Board of Directors and the holders of at least 80 percent (80%) of the combined voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, repeal, alter, change or adopt any provision inconsistent with Articles Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Sixteenth and Seventeenth hereof and this Section B.

     NINETEENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, amend, change, alter or repeal the Bylaws of the Corporation.




















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

     IN WITNESS WHEREOF, this certificate has been subscribed this _____ day of September, 1998, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.



                                    _______________________________
                                    Robert E. Wilson
                                    825 State Street
                                    Ogdensburg, New York 13669



















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